Exhibit 5.1

ATIF Holdings Limited	D: +44 1534 514298
Portcullis Chambers	E: simon.schilder@ogier.com
4th Floor, Ellen Skelton Building
3076 Sir Francis Drake Highway	Ref: SIS/MCF/PHT/175987.00023
Road Town, Tortola
British Virgin Islands VG1110

17 January 2025

Dear Sirs

ATIF Holdings Limited (the Company)

We are providing this opinion in connection with the prospectus supplement to the Company’s registration statement on Form S-3 dated 16 January 2025, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (the Registration Statement), related to the offering and sale by Company of an aggregate of up to 3,820,000 ordinary shares of US$0.001 par value per share (the Shares).

1	Documents Reviewed

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the prospectus supplement to the Registration Statement;

(b)

(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 14 January 2025;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 14 January 2025,

(each of the searches in (b)(i) and (ii) together as updated on 17 January 2025 (the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 27 May 2024(the Registered Agent’s Certificate), together with written resolutions of the board of directors of the Company passed on 6 January 2025 dealing with a change of directors (the Board Change Resolutions); and

Ogier

Ritter House, Wickhams Cay II PO

Box 3170

Road Town, Tortola

British Virgin Islands

VG1110

T +1 284 852 7300

F +1 284 852 7450

ogier.com	A list of Partners may be inspected on our website

(d)	written resolutions of the board of directors of the Company passed on 15 January 2025 (the Director Resolutions);

(e)	copies of such of those documents which are referred to as having been reviewed by the directors in each of the Board Change Resolutions and the Director Resolutions and such other documents as are, in each and in our judgment, necessary to enable us to render the opinions expressed below.

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the documents referred to in paragraph 1 without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true and complete copies of, or in the final forms or, the originals which are authentic and complete, and translations of documents provided to us are complete and accurate;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	Each of the Board Change Resolutions and the Director Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof, save as it relates to the changes to the board of directors dealt with within the Board Change Resolutions;

(e)	save for the change of directors dealt with within the Board Change Resolutions, there have been no other changes to the Company's board of directors since the date of the issuance of the Registered Agent's Certificate;

(f)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records;

(g)	If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive or impossible or illegal under the laws of that jurisdiction;

(h)	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York;

(i)	the sale of the Shares will be of commercial benefit to the Company;

(j)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to purchase any of the Shares;

(l)	the subscription price of the Shares (not being less than the par value of such Share) has been fully paid in cash or other consideration approved by the board of directors of the Company.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The board of directors of the Company has taken all necessary corporate action to approve the issue of the Shares and the issue of the Shares has been recorded in the Company's register of members; and accordingly the Shares are validly issued, fully paid and non-assessable.

(d)	The performance of the Company’s obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(e)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry as referred to at 1(b)(ii) above.

(f)	On the basis of our review of the Public Records, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Enforceability of Civil Liabilities and “Legal Matters” sections of the prospectus included in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

Ogier

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